UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2021

W. P. Carey Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-13779	45-4549771
(Commission File Number)	(IRS Employer Identification No.)

One Manhattan West, 395 9th Avenue, 58th Floor New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	WPC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 22, 2021, W. P. Carey Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Bank PLC, BofA Securities Europe SA and Wells Fargo Securities Europe S.A. as representatives of the several underwriters listed in Schedule 1 to the Underwriting Agreement (collectively, the “Underwriters”), in connection with the public offering (the “Offering”) of €525 million aggregate principal amount of 0.950% Senior Notes due 2030 (the “Senior Notes”), issued by WPC Eurobond B.V., a wholly-owned subsidiary of the Company (the “Issuer”), and fully, unconditionally and irrevocably guaranteed by the Company (the “Guarantee”; together with the Senior Notes, the “Securities”). The Offering is expected to settle on March 8, 2021, subject to customary closing conditions. The Offering is being made pursuant to (i) the Company’s automatic shelf registration statement on Form S-3ASR (File No. 333-233159) filed with the Securities and Exchange Commission on August 9, 2019 and (ii) a final prospectus supplement relating to the Securities, dated as of February 23, 2021.

The Company intends to use the net proceeds from this Offering to redeem the outstanding aggregate principal amount of the Company’s 2.000% Senior Notes due 2023 (the "2023 Notes"). The Company intends to use the remainder of the net proceeds from the Offering for general corporate purposes, to repay indebtedness, including reducing amounts outstanding under its unsecured revolving credit facility and the repayment of secured debt and to fund potential future acquisitions.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, as well as certain customary indemnification provisions with respect to the Company and the Underwriters relating to certain losses or damages arising out of or in connection with the consummation of the Offering.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Underwriting Agreement, which is being filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On February 22, 2021, the Company issued a press release relating to the pricing of the Securities (the "Pricing Press Release") and a press release announcing the redemption of the 2023 Notes (the "Redemption Press Release"). The foregoing descriptions are qualified in their entirety by reference to the Pricing Press Release and the Redemption Press Release, copies of which are attached hereto as Exhibits 99.1 and 99.2, and incorporated by reference herein.

On February 22, 2021, the Company issued a notice of redemption for the outstanding aggregate principal amount of the 2023 Notes. The 2023 Notes will be redeemed on March 24, 2021 (the "Redemption Date") at a redemption price to be calculated in accordance with the indenture governing the notes, dated March 14, 2014 as amended by the second supplemental indenture dated as of January 21, 2015.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement dated February 22, 2021, by and among W. P. Carey Inc., WPC Eurobond B.V., Barclays Bank PLC, BofA Securities Europe SA and Wells Fargo Securities Europe S.A. as representatives of the several underwriters listed in Schedule 1 thereto.

99.1	Pricing Press Release dated February 22, 2021, issued by W. P. Carey Inc.

99.2	Redemption Press Release dated February 22, 2021, issued by W. P. Carey Inc.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

February 23, 2021	W. P. Carey Inc.

	By:	/s/ ToniAnn Sanzone
ToniAnn Sanzone
Chief Financial Officer